UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 26, 2024, Senmiao Technology Limited (the “Company”, or “Senmiao”) a Nevada company, received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the Nasdaq Capital Market’s minimum bid price requirement and the matter is closed.

On June 15, 2023, the Company was first notified by Nasdaq its failure to maintain a minimum bid price of $1.00 per share for 30 consecutive trading days under Nasdaq Listing Rules 5550(a)(2) and 5810(c)(3)(A), and was given its first 180-day extension, or until December 12, 2023 to regain compliance. On December 13, 2023, the Company received a second 180-day extension from Nasdaq or until June 10, 2024 to regain compliance.

The letter dated March 26, 2024 the Company received from Nasdaq noted that as of March 25, 2024, the Company evidenced a closing bid price of its common stock at or greater than the $1.00 per share minimum requirement for 20 consecutive business days, from February 27, 2024 through March 25, 2024. Nasdaq stated that accordingly, Senmiao has regained compliance with Nasdaq Marketplace Rule 5550(a)(2) and the matter is closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: March 28, 2024	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer

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